UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: May 27, 2025

(Date of earliest event reported)

FDCTECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56338	81-1265459
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

200 Spectrum Center Drive, Suite 300

Irvine, CA 92618

(Address of principal executive offices, including zip code)

(877) 445-6047

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	FDCT	PINK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On May 27, 2025, FDCTech, Inc. (the “Company”) formed a new wholly owned subsidiary, Prime Intermarket Group Eurasia (“PIG Eurasia”), incorporated in the Republic of Mauritius. PIG Eurasia is structured as a Private Company limited by shares and is regulated by the Financial Services Commission of Mauritius under the Companies Act. The subsidiary will operate under an SEC-2.1B Investment Dealer License (Full-Service Dealer, excluding Underwriting).

The establishment of PIG Eurasia aligns with the Company’s strategic objective to expand its international financial services footprint. The new entity will enable FDCTech to engage in dealing with regulated securities, providing investment advisory services, and facilitating brokerage transactions in global markets. The formation of the Mauritius-based entity provides a gateway to serve clients across Asia, the Middle East, and Africa through a reputable jurisdiction renowned for its financial innovation and regulatory clarity. The Company believes this structure will enhance its multi-jurisdictional operating capabilities and support its global growth initiatives.

The Company has determined that the formation of this subsidiary is a material development due to its expected contribution to international operations and regulatory licensing.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Certificate of Incorporation of Prime Intermarket Group Eurasia, dated May 27, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FDCTECH, INC.

June 5, 2025	By:	/s/ Imran Firoz
Date		Imran Firoz
Chief Financial Officer
(Principal Executive Officer)